Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 18, 2011, in the Registration Statement (Form S-1) and related Prospectus of Zillow, Inc. dated April 18, 2011.

/s/ Ernst & Young LLP

Seattle, Washington

April 18, 2011